UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):

March 1, 2022

Dun & Bradstreet Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 1-39361

Delaware	83-2008699
(State of incorporation)	(I.R.S. Employer Identification No.)

5335 Gate Parkway Jacksonville, FL 32256
(Address of principal executive offices)

(904) 648-6350

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	DNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 1, 2022, Dun & Bradstreet Holdings, Inc., a Delaware corporation (the “Company”), filed an automatic shelf registration statement on Form S-3 (File No. 333-263126) (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an unspecified amount of shares of its common stock, par value $0.0001 per share (the “Common Stock”).

On March 1, 2022, the Company filed a prospectus supplement (the “Resale Prospectus Supplement”) to the Registration Statement covering the resale of up to 40,824,221 shares of the Company’s Common Stock (the “Shares”), which may be used by the selling stockholders identified therein to resell such Shares. The Company will not receive any proceeds from the sale of the Shares by the selling stockholders.

The Company is filing this report to provide the legal opinion as to the validity of the Shares covered by the Resale Prospectus Supplement, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 5.1	Opinion of Weil, Gotshal & Manges LLP regarding the validity of the Shares.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.

		By:	/s/ Joe A. Reinhardt III
Joe A. Reinhardt III
Chief Legal Officer

Date:	March 1, 2022